EXHIBIT 10.14

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

DISTRIBUTION AND SUBLICENSE AGREEMENT

THIS DISTRIBUTION AND SUBLICENSE AGREEMENT (this “Agreement”), dated as of February 1, 2016 (the “Effective Date”), by and between BRAEBURN PHARMACEUTICALS, INC., a corporation formed under the laws of Delaware (“Braeburn”), and KNIGHT THERAPEUTICS INC., a corporation incorporated under the laws of Canada (“Knight”).

RECITALS

WHEREAS reference is made to that certain License Agreement, dated as of December 14,2012, by and between Titan Pharmaceuticals, Inc. (“Titan”) and Braeburn, as amended by that certain first amendment dated May 28,2013, as further amended by that certain second amendment dated July 2,2013, as further amended by that certain third amendment dated November 12, 2013, and as assigned to Braeburn pursuant to that certain letter of assignment, dated May 28,2015, from Braeburn Pharmaceuticals BVBA SPRL and acknowledged by Titan (as amended, the “Titan Agreement”);

WHEREAS pursuant to the terms and conditions of the Titan Agreement, Braeburn owns or licenses all right, title and interest in and to certain patents, trademark(s) and Know-How relating to Braeburn’s buprenorphine subdermal implant known as Probuphine;

WHEREAS Knight wishes to be appointed by Braeburn as exclusive distributor to offer to sell and sell the Sublicensed Products in the Territory and Braeburn is willing to grant such exclusive appointment; and

WHEREAS Knight wishes to procure the Sublicensed Products from Braeburn and Braeburn wishes to supply the Sublicensed Products to Knight, and the Parties agree to enter into a separate Supply Agreement providing therefor, as more particularly described herein.

NOW THEREFORE in consideration of the mutual promises and covenants contained herein, the Parties, intending to be legally bound, agree as follows:

1.                                      DEFINITIONS

1.1                               Definitions.  The following terms as used hereinafter in this Agreement shall have the meaning set forth in this Section:

“Accounting Standards” means, with respect to Knight, IFRS, and with respect to Braeburn, US GAAP, in each case, as generally and consistently applied by such Party.  Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained, it being understood that each

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Party may only use internationally recognized accounting principles (e.g., IFRS or US GAAP) in general use for public company accounting and reporting in Canada, with respect to Knight, or the United States, with respect to Braeburn.

“Adverse Experience” means adverse drug experiences, as defined by 21 CFR Section 314.80 or any comparable law in the Territory, including any noxious and unintended response to a drug which occurs at doses normally used or tested for the diagnosis, treatment, or prevention of a disease or the modification of an organic function and any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and which does not necessarily have to have a causal relationship with the treatment.

“Affiliate” of a Party means (i) any corporation or business entity of which at least fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a Party; (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of a Party; (iii) any corporation or business entity of which, directly or indirectly, an entity described in the immediately preceding subsection (ii) controls or holds at least fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of such corporation or entity; or (iv) any corporation or business entity of which a Party has the right to acquire, directly or indirectly, at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof.  Notwithstanding the foregoing, Apple Tree Partners IV, L.P., ATP III, G.P., and their portfolio companies, other than Braeburn and its subsidiaries, shall not be deemed to be Affiliates of Braeburn under this Agreement unless and until this Agreement, the Sublicensed Product, any Subsequent Indication or any ROFN Product or any rights or obligations related hereto or thereto are assigned, transferred or conveyed to any of them.

“Agreement” has the meaning set forth in the initial paragraph of this Agreement.

“Applicable Laws” means any law, regulation, rule, guidance, order, judgment or decree having the force of law applicable to the Parties and their activities under this Agreement.

“Audit Disagreement” has the meaning set forth in Section 6.5(a)(ii).

“Braeburn” has the meaning set forth in the initial paragraph of this Agreement.

“Braeburn Indemnified Party” has the meaning set forth in Section 9.6.

“Braeburn Know-How” means all unpatented information and Data that are as of the Effective Date or become during the Term Controlled by Braeburn, including

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

discoveries, Improvements, processes, formulas, inventions, Know-How and trade secrets, to the extent necessary or useful for the development, manufacture, and/or Commercialization of a Sublicensed Product.  Braeburn Know-How does not include any Patent Rights.  Braeburn Know-How also includes all marketing authorizations and marketing approvals granted by Regulatory Authorities (e.g., approved NDAs, FNDs and related applications and other forms of marketing authorization) to and Controlled by Braeburn for the marketing of Sublicensed Products.  Such marketing authorizations and marketing approvals shall be deemed embodiments of Data and Braeburn Know-How.

“Braeburn Marks” means the marks owned or licensed by Braeburn set forth in Schedule A and any other marks Braeburn may adopt from time to time, for use for the Sublicensed Products which shall be deemed to automatically be incorporated into Schedule A.

“Braeburn Patents” means all Patent Rights in the Territory that are as of the Effective Date or become during the Term Controlled by Braeburn and that generically or specifically claim, or would be reasonably necessary for, the making, having made, use, offer for sale, sale or importation of the Sublicensed Products or claim any Improvements.

“Business Day” means any day other than (i) Saturday or Sunday or (ii) a day that is a legal holiday in either of Montreal, Quebec or New York, New York, or (iii) any other day on which banks in either of Montreal, Quebec or New York, New York are required to be closed.

“Calendar Quarter” means the three (3) month periods ending on March 31, June 30, September 30 and December 31 in each Calendar Year.

“Calendar Year” means, in respect of any particular year, the one (1) year period beginning on January 1 and ending on December 31.

“Commercialize” means marketing, using, distributing, Promoting, offering for sale, and selling the Sublicensed Products.

“Commercialization Plan” means [***].

“Commercially Reasonable Efforts” means, [***].

“Competitive Product” means any pharmaceutical product that (i) contains buprenorphine (in any form or formulation, including any pharmaceutically acceptable salts, esters, solvates, hydrates, polymorphs, crystal forms, prodrugs and tautomers) as an active ingredient and (ii) [***].

“Confidential Information” has the meaning set forth in Section 10.1.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Control” means, with respect to any material, information, or intellectual property right, that a Party (i) owns or (ii) has a license to, and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party.

“Data” means any and all research data, pharmacology data, preclinical data, clinical data, medical chemistry, commercial, marketing, process development, manufacturing and other data or information, including investigator reports (both preliminary and final), statistical analyses, expert opinions and reports, and safety data, in each case generated from clinical or non-clinical studies, research or testing specifically related or directed to the Sublicensed Product(s), together with all documentation submitted, or required to be submitted, to a Regulatory Authority in association with a Regulatory Submission or similar application for a Sublicensed Product (excluding any Drug Master Files (DMFs), Chemistry, Manufacturing and Control (CMC) data, or similar documentation).

“Data Package” has the meaning set forth in Section 2.9(a).

“Effective Date” means the date specified in the initial paragraph of this Agreement.

“EMA” has the meaning set forth in Section 3.5(a).

“Excluded Transaction” has the meaning set forth in Section 2.9(d).

“FDA” means the United States Food and Drug Administration and any successor agency having substantially the same functions.

“Field” means the Initial Indication and/or any Subsequent Indications for Sublicensed Products in the Territory.

“Final Royalty Period” has the meaning set forth in Section 6.3(c).

“Final Royalty True-Up Report” has the meaning set forth in Section 6.3(c).

“First Commercial Sale” means the first sale to a Third Party of a Sublicensed Product in the Territory for value after Regulatory Approval has been obtained in the Territory.

“Force Majeure” has the meaning set forth in Section 13.6.

“Government List” has the meaning set forth in Section 9.2(k).

“Governmental Authority” means any domestic or foreign entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission, court, tribunal, judicial body or instrumentality of any union of nations,

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

federation, nation, state, municipality, county, locality or other political subdivision thereof.

“Health Canada” means Health Canada and any successor agency having substantially the same functions.

“IFRS” means, at any time, the International Financial Reporting Standards, promulgated by the International Accounting Standards Board, as amended, supplemented or replaced from time to time, and in general use for public company accounting and reporting in Canada.

“Improvements” means all modifications, alterations, improvements, any reformulation or line extension, other advances, enhancements, inventions and Know-How, patentable or otherwise, made, created, developed, discovered, conceived or reduced to practice by or on behalf of a Party and/or any of its Affiliates during the Term, that apply to Sublicensed Products, including developments in the manufacture, formulation, ingredients, preparation, presentation, means of delivery or administration, dosage, Indication, methods of use or packaging and/or sale of Sublicensed Products, including a process for manufacturing a Sublicensed Product, an intermediate used in such process, a formulation of a Sublicensed Product, or a use or Indication of a Sublicensed Product.  Notwithstanding anything in the preceding sentence, an Improvement shall not include Regulatory Approval to Commercialize a Sublicensed Product for a Subsequent Indication.

“Independent Expert” has the meaning set forth in Section 6.5(a)(ii).

“Indication” means any human disease or condition, or sign or symptom of a human disease or condition.

“Initial Indication” means the use of a Sublicensed Product for the treatment of opioid addiction.

“Initial Term” has the meaning set forth in Section 11.1.

“Invention” has the meaning set forth in Section 8.1.

“Knight” has the meaning set forth in the initial paragraph of this Agreement.

“Knight Indemnified Party” has the meaning set forth in Section 9.5.

“Knight Offer” has the meaning set forth in Section 2.9(b).

“Knight Sales Force” means the professional trained sales force employed or retained (as consultants, contract sales force or otherwise) by Knight to support its obligations under this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Knight Waiver Notice” has the meaning set forth in Section 2.9(b).

“Know-How” means any non-public information, ideas, Data, inventions, works of authorship, trade secrets, technology, or materials, including formulations, molecules, assays, reagents, compounds, compositions, human or animal tissue, samples or specimens, and combinations or components thereof, whether or not proprietary or patentable, and whether stored or transmitted in oral, documentary, electronic or other form, including all Regulatory Submissions.

“Launch” means the First Commercial Sale of a Sublicensed Product in the Territory.

“Losses” means any and all damages of any kind whatsoever (including all incidental, consequential, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, judgments (including penalties imposed by any Governmental Authority), costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) and other monetary obligations arising out of or resulting from claims or judgments, arbitral awards, including amounts paid in settlement of claims, judgments, legal (including judicial, arbitral and administrative) proceedings and the like, incurred or otherwise payable to Third Parties.

“NDA Transfer Date” means the NDA Transfer Date as such term is defined in the Titan Agreement.

i.                  “Net Sales” means [***].

“Non-Renewal Notice” has the meaning set forth in Section 11.1.  “OFAC” has the meaning set forth in Section 9.2(k).

“Party” means either Braeburn or Knight and “Parties” means both Braeburn and Knight.

“Patent Rights” means any of the following, whether existing now or in the future, in the Territory: (i) patents and patent applications (including provisional applications); (ii) all patent applications filed either from such patents or patent applications or from an application claiming priority from either of these, including continuations, continuations-in-part, divisionals, converted provisionals, continued prosecution applications, and substitute applications; (iii) any patents issued based on or claiming priority to any such patent applications in (i) and (ii); (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including adjustments, revalidations, renewals, reissues, reexaminations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications in (i), (ii) and (iii); (v) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

patents of addition to any of such foregoing patents or patent applications; and (vi) any other patents and patent applications that dominate the foregoing patents.

“Patriot Act Offense” has the meaning set forth in Section 9.2(k).

“Promotion” means those activities normally undertaken by a pharmaceutical company to implement promotion plans and strategies aimed at encouraging the appropriate use of a particular prescription pharmaceutical product under a common trademark, up to the point of offering a product for sale, in each case, in accordance with Applicable Law.  When used as a verb, “Promote” means to engage in such activities.

“Quality Agreement” has the meaning set forth in Section 7.2.

“Recall” has the meaning set forth in Section 5.6.

“Regulatory Approval” means with respect to a pharmaceutical or biological product or medical device in a country or regulatory jurisdiction, any and all approvals, licenses, permits, certifications, registrations or authorizations from the relevant Regulatory Authority in such regulatory jurisdiction that is specific to such product and necessary for the Promotion and commercial sale of such product in such country or regulatory jurisdiction (including pricing and/or reimbursement approval in any country in which pricing and/or reimbursement approval is required by Applicable Laws).

“Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval and/or, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of a Sublicensed Product in such country or regulatory jurisdiction.

“Regulatory Submissions” means all applications, filings, dossiers, modifications, amendments, supplements, revisions, reports, submissions, authorizations and approvals, and any reports or amendments necessary to maintain Regulatory Approvals.

“Renewal Term” has the meaning set forth in Section 11.1.

“ROFN Negotiation Period” has the meaning set forth in Section 2.9(a).

“ROFN Product” means a product, other than a Sublicensed Product, Controlled by Braeburn or its Affiliates during the Term, rights to which have not been licensed or sublicensed in the Territory to a Third Party prior to the Term.

“Royalties” has the meaning set forth in Section 6.1.

“Royalty Report” has the meaning set forth in Section 6.3(a).

“Royalty True-Up” has the meaning set forth in Section 6.3(a)(iii).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“SDEA” means the Safety Data Exchange Agreement to be entered into by the Parties in accordance with the terms and conditions of this Agreement and the Titan Agreement.

“Sublicensed Product” means that certain buprenorphine subdermal implant licensed by Braeburn and known as of the Effective Date as Probuphine for use in the Field, including all Improvements thereto.

“Sublicensed Product Label(ing)” has the same meaning as defined in the United States Food, Drug, and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect from time to time, and as interpreted by the FDA, and any analogous Applicable Laws as interpreted by an applicable Regulatory Authority in the Territory.

“Sublicensed Product NDS” means a New Drug Submission that is submitted to Health Canada to apply for Regulatory Approval of a Sublicensed Product for the Initial Indication.

“Sublicensed Product Trademark(s)” means the Probuphine trademark, owned by Titan, and licensed to Braeburn under the Titan Agreement, and all related domain names and other trademark related rights, and/or any other trademark that Braeburn may apply to register in the Territory if such alternate trademark is selected for use in the Promotion of a Sublicensed Product by the Parties under this Agreement.

“Subsequent Indication” means the use of a Sublicensed Product for the treatment of an Indication that is not the Initial Indication.  For clarity, references herein to a “Subsequent Indication in the Territory” mean a Subsequent Indication as set forth in a Regulatory Approval for Sublicensed Products in the Territory, and Knight’s rights and obligations hereunder with respect to Subsequent Indications following Launch refer to Subsequent Indications as set forth in a Regulatory Approval for Sublicensed Products in the Territory.

“Supply Agreement” has the meaning set forth in Section 7.1.

“Supply Price” has the meaning set forth in Section 6.2.

“Term” means the Initial Term and any Renewal Term, as applicable.

“Territory” means Canada.

“Third Party” means any person other than the Parties and their Affiliates.  “Third Party Claims” has the meaning set forth in Section 9.5.  “Third Party Offer” has the meaning set forth in Section 2.9(b).  “Third Party Transaction” has the meaning set forth in Section 2.9(b).

“Third Party Transaction Notice” has the meaning set forth in Section 2.9(b).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Titan” has the meaning set forth in the recitals to this Agreement.

“Titan Agreement” has the meaning set forth in the recitals to this Agreement.

“US GAAP” means, at any time, then-applicable United States generally accepted accounting principles.

1.2                               Other Definitional and Agreement References.  References to any agreement, contract, statute, act, or regulation are to that agreement, contract, statute, act, or regulation as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

1.3                               Ambiguities.  Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

1.4                               Sections and Headings.  The term “Section” refers to the specified Section of this Agreement, unless otherwise specified.  Headings and captions of the Sections hereof are for convenience only and are not to be used in the interpretation of this Agreement.

1.5                               United States Dollars.  References in this Agreement to “Dollars” or “$” shall mean the legal tender of United States, unless otherwise noted.  Except as otherwise provided in this Agreement, all payments required to be made by or on behalf of a Party under this Agreement shall be paid in United States Dollars, and to the extent necessary, shall be converted into United States Dollars using the spot rate of exchange for conversion into United States Dollars as published in The Wall Street Journal on the Business Day prior to the date any such payment is made.

1.6                               Date References.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

1.7                               Gender and Person.  Words of one gender include the other gender.  Unless the context otherwise requires, references to a “person” in this Agreement include any individual, corporation, company, partnership, joint venture, trust, governmental body, authority, or other entity.

1.8                               Include, Includes, Including.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

1.9                               Knowingly.  The term “knowingly” as used in this Agreement means actual knowledge or reasonable reason to suspect.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.10                        No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.

1.11                        Number of Days.  Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days.

1.12                        Party References.  Reference to any Party includes the successors and permitted assigns of that Party.

1.13                        Singular/Plural.  Words using the singular or plural number also include the plural or singular number, respectively.

2.                                      GRANT OF RIGHTS

2.1                               Effectiveness.  This Agreement shall be effective as of the Effective Date, but the Parties agree and acknowledge that certain rights and obligations under this Agreement shall not become effective until the NDA Transfer Date. Notwithstanding the foregoing, the Parties agree and acknowledge that following the Effective Date, Knight may, to the extent permitted under the Titan Agreement, undertake such activities as are reasonably necessary to prepare for the NDA Transfer Date, provided that Knight shall keep Braeburn reasonably informed with respect to any such activities, and Braeburn shall reasonably cooperate with and assist Knight in any such activities.

2.2                               General.  Pursuant to Section 2.6 of the Titan Agreement, this Agreement is subject to, and Knight agrees that it shall be bound by, the terms and conditions of the Titan Agreement, including the provisions relating to payments set forth in Article 6 of the Titan Agreement.  In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Titan Agreement, the terms and conditions of the Titan Agreement shall govern and control.

2.3                               Appointment; Sublicense.  Subject to the terms and conditions of this Agreement and the Titan Agreement, Braeburn, on behalf of itself and its Affiliates, hereby (a) appoints Knight as its exclusive distributor of Sublicensed Products in the Territory and in the Field for the Term, and (b) grants to Knight, and Knight hereby accepts, for the Term, and for the Territory and in the Field, an exclusive sublicense under the Braeburn Patents and Braeburn Know-How to Commercialize the Sublicensed Products.  For the avoidance of doubt, references to “Sublicensed Products” in this Section 2.3 include the Sublicensed Products for the Initial Indication, any Subsequent Indications, and Sublicensed Products with any Improvements.

2.4                               Sublicensing.  Subject to the terms and conditions of this Agreement and the Titan Agreement, Knight may sublicense its rights granted hereunder to any Affiliate of Knight or any Third Party, or use any sub-distributors or Third Party contractors to exercise its rights or fulfill its obligations hereunder.  Knight shall advise Braeburn in advance of any proposed sublicense and consider in good faith Braeburn’s comments with respect

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

thereto.  Without limiting the foregoing, and notwithstanding anything else contained herein to the contrary, Knight may not make, grant, enter into or otherwise commit to any sublicense of its rights granted hereunder, including to any Affiliate, prior to the NDA Transfer Date without the prior written consent of Braeburn.  All sublicense agreements, distribution or other arrangements or agreements shall be subject to and consistent with the terms and conditions of this Agreement and the Titan Agreement, and any sublicensees, distributors or other party shall be bound by the terms and conditions of this Agreement and the Titan Agreement, including the provisions relating to payments set forth in Article 6 of the Titan Agreement.  Knight assumes full responsibility for any actions taken or any failures to act by any sublicensee, distributor or other person and any of the expenses, costs, or fees incurred by any sublicensee, distributor or other person.  In the event Knight grants a sublicense to an Affiliate, any payment due to Braeburn under this Agreement must be received in its full amount by Braeburn in the United States, and in United States Dollars, without any tax withholding or tax deduction therefrom, except as provided under Section 13.1.

2.5                               No Implied Licenses.  All rights not specifically granted to Knight herein are reserved and retained by Braeburn, including, without limitation, with respect to the period between the Effective Date and the NDA Transfer Date.  Neither Party grants to the other Party any right or license to use any of its intellectual property, Know-How or other proprietary information, materials or technology, or to practice any of its patent, trademark, or trade dress rights, except as expressly set forth in this Agreement.  Except as otherwise permitted in this Agreement, Knight shall not grant any license to, or permit or authorize, any Third Party to Promote Sublicensed Products in the Territory without the prior written consent of Braeburn.

2.6                               Restriction on Knight Sales.  Knight shall not, either directly or indirectly (including through any Affiliate, representative, agent or sublicensee) knowingly: (i) sell or otherwise dispose of Sublicensed Products to any Third Party outside the Territory; (ii) sell or otherwise dispose of Sublicensed Products to any Third Party within the Territory for the purpose of sale or other disposition to any Third Party outside the Territory; (iii) knowingly distribute any Sublicensed Products for sale or use outside the Territory; or (iv) supply any Third Party that has distributed or offered to distribute Sublicensed Products outside the Territory after Knight has knowledge that said Third Party has distributed or offered to distribute Sublicensed Products outside the Territory.  If Knight knows or has reason to suspect that a Third Party to whom Knight sells or otherwise disposes of Sublicensed Products is engaged in the sale or distribution of Sublicensed Products for use outside the Territory, then Knight shall (A) within [***] Business Days after gaining knowledge of, or reason to suspect, such activities notify Braeburn thereof and provide all information in Knight’s possession that Braeburn may reasonably request concerning such activities, and (B) take all reasonable steps (including cessation of sales, directly or indirectly, to such Third Party) necessary to limit such sale or other disposition for use outside the Territory.  All inquiries or orders received by Knight for Sublicensed Product to be delivered outside the Territory shall be referred to

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Braeburn.  Knight shall use Commercially Reasonable Efforts to cause each of its Affiliates, representatives, agents and sublicensees (other than Braeburn) to comply with the obligations of Knight under this Section 2.6.  For the avoidance of doubt, references to “Sublicensed Products” in this Section 2.6 include the Sublicensed Products for the Initial Indication, any Subsequent Indications, and Sublicensed Products with any Improvements.

2.7                               Restriction on Braeburn Sales.  Braeburn shall not knowingly: (i) solicit or accept orders for distribution of Sublicensed Products to a Third Party for sale or distribution in the Territory; (ii) distribute any Sublicensed Products for sale or use in the Territory; or (iii) supply any Third Party that has distributed or offered to distribute Sublicensed Products in the Territory after Braeburn has knowledge that said Third Party has distributed or offered to distribute Sublicensed Products obtained from Braeburn in the Territory.  For the avoidance of doubt, references to “Sublicensed Products” in this Section 2.7 include the Sublicensed Products for the Initial Indication, any Subsequent Indications, and Sublicensed Products with any Improvements.

2.8                               Performance by Affiliates.  The Parties agree that their respective rights and obligations may be exercised or performed by any of their Affiliates; provided, however, that each Party shall (a) provide prior written notice to the other Party of such exercise or performance by any such Affiliate, (b) be fully responsible and liable for the actions and omissions of such Affiliate(s) in the exercise or performance of such rights and obligations, and (c) ensure that such Affiliate(s) comply with the terms and conditions of this Agreement.

2.9                               Right of First Negotiation.

(a)                                 If, at any time during the Term, Braeburn or any of its Affiliates intends to license or sublicense its right to develop or Commercialize a ROFN Product in the Territory (or any part thereof) to any Third Party in order to permit such Third Party to develop or Commercialize the ROFN Product in the Territory (but not including any Excluded Transaction), then prior to negotiating with any Third Party to license or sublicense such development or commercialization right, Braeburn shall first notify Knight of its intent, provide to Knight a copy of material data with respect to the development and commercialization of such ROFN Product in Braeburn’s possession and Control not previously provided to Knight and that shall be reasonably sufficient to assess the ROFN Product (the “Data Package”), and shall, unless Knight notifies Braeburn in writing during the ROFN Negotiation Period that it is not interested in acquiring rights to a particular ROFN Product (a “Knight Waiver Notice”), negotiate solely and in good faith with Knight for [***]) with respect to mutually agreeable binding financial terms (“Binding Financial Terms”) for the acquisition by Knight, by license, sublicense, or otherwise, of the right to develop or Commercialize the ROFN Product in the Territory (or the applicable part thereof).  [***].  All

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

information provided by Braeburn to Knight pursuant to this Section 2.9 shall constitute Confidential Information of Braeburn.

(b)                                 If Knight delivers a Knight Waiver Notice regarding a ROFN Product, then Braeburn may subsequently offer a Third Party, or solicit offers from Third Parties for, and take any action in furtherance of (including providing information, participating in discussions, and/or engaging advisors or agents), a license, sublicense or other transfer of its rights to develop or Commercialize such ROFN Product in the Territory (or any part thereof) (a “Third Party Offer”), and Braeburn shall have no further obligations to Knight regarding such ROFN Product.

(c)                                  If Knight does not provide a Knight Waiver Notice and the Parties do not sign a letter related the Binding Financial Terms with respect to the development or commercialization of a ROFN Product during the ROFN Negotiation Period, then Braeburn may [***].

(d)                                 Notwithstanding anything contained herein to the contrary, it is agreed and acknowledged that the rights and obligations of Knight and Braeburn under this Section 2.9 shall apply only to potential licenses or sublicenses of Braeburn’s right to develop or Commercialize a ROFN Product in the Territory (or any part thereof) without a grant of rights with respect to the ROFN Product in any other country or jurisdiction (or any part thereof).  For clarity, the rights and obligations of Knight and Braeburn under this Section 2.9 shall not apply to (i) any sale or change of control of Braeburn or any of its Affiliates, (ii) any sale or transfer of all or substantially all of the assets, business or operations of Braeburn or any of its Affiliates, or all or substantially all of the business or operations of Braeburn or any of its Affiliates relating to any ROFN Product, or (iii) any license, sublicense or other transfer of Braeburn’s right to develop or Commercialize a ROFN Product that relates to a geographic territory that includes the Territory and at least one other country (each of (i)-(iii), without limitation, an “Excluded Transaction”).

2.10                        Non-Competition.

(a)                                 During the Term, Knight will not Promote, or permit its Affiliates to Promote, market or sell a Competitive Product in the Territory, or acquire, or permit its Affiliates to acquire, directly or indirectly any rights or interest in or to any Competitive Product that is being Promoted, marketed or sold in the Territory, if such Competitive Product has Regulatory Approval for, or is otherwise not prohibited by a Regulatory Authority from being marketed for, either the Initial Indication or a Subsequent Indication other than Sublicensed Product sublicensed to Knight under this Agreement. Notwithstanding anything in the preceding sentence, Knight shall only be prohibited from Promoting, marketing or selling a Competitive Product for a Subsequent Indication if there is FDA Regulatory

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Approval for such Subsequent Indication prior to such time as Knight begins to Promote, market or sell such Competitive Product.

(b)                                 During the Term, Braeburn will not Promote, or permit its Affiliates to Promote, market or sell a Competitive Product in the Territory, or acquire, or permit its Affiliates to acquire, directly or indirectly any rights or interest in or to any Competitive Product that is being Promoted, marketed or sold in the Territory.

(c)                                  Subject to Section 2.9, nothing in this Section 2.10 shall prevent either party from marketing, in the Territory, pharmaceutical products other than Sublicensed Products and Competitive Products, including pharmaceutical products that contain buprenorphine with a treatment duration of one week or one month.

3.                                      REGULATORY AND DEVELOPMENT

Following the NDA Transfer Date:

3.1                               General.  Subject to the terms and conditions of this Agreement, Knight shall during the Term use Commercially Reasonable Efforts to obtain and maintain Regulatory Approval in the Territory for the Sublicensed Products for (a) the Initial Indication and (b) any Subsequent Indication that receives Regulatory Approval in any jurisdiction.  Without limiting the foregoing, Knight shall file or cause to be filed with Health Canada a Sublicensed Product NDS with respect to the Sublicensed Products and the Initial Indication [***]. Knight will be solely responsible for all costs associated with, or required for the approval of, the Sublicensed Products by Health Canada and other applicable Regulatory Authorities in the Territory.  Knight shall notify Braeburn of all Regulatory Submissions relating to a Sublicensed Product in the Territory, and provide Braeburn with (i) a written semiannual report summarizing in reasonable detail Knight’s activities and progress related to the development of the Sublicensed Products in the Territory, including information regarding the status of Regulatory Submissions filed and intended to be filed with Regulatory Authorities and Regulatory Approvals in the Territory, (ii) a copy of any annual reports submitted to Regulatory Authorities by or on behalf of Knight with respect to the Sublicensed Products in connection with the periodic reporting requirements set forth by Applicable Laws, and (iii) such other information as may be reasonably requested by Braeburn or required under the Titan Agreement.  [***].

3.2                               Regulatory Submissions.  With respect to the Commercialization of the Sublicensed Products in the Territory:

(a)                                 Unless otherwise required by Applicable Law, any Regulatory Approvals and all Regulatory Submissions relating to Sublicensed Products in the Territory shall be filed, owned and held in the name of Knight.

(b)                                 Knight shall be solely responsible, at its expense, and shall use Commercially Reasonable Efforts to timely prepare, file, prosecute, and maintain all Regulatory

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Submissions relating to Sublicensed Products in the Territory, including any reports or amendments necessary to maintain Regulatory Approvals, and for seeking any revisions of the conditions of each Regulatory Approval.

(c)                                  Knight shall have sole authority and responsibility and shall use Commercially Reasonable Efforts to develop, modify, seek and/or obtain any necessary Regulatory Approvals of any Sublicensed Product Labeling, packaging, advertising or other promotional or informational materials used in connection with Sublicensed Products in the Territory, and Promotional Materials and for determining whether the same requires Regulatory Approval. Braeburn shall provide to Knight copies of all material FDA Regulatory Submissions in its possession and Control reasonably related to the Sublicensed Products.

(d)                                 Knight will be the primary contact with the Regulatory Authorities in the Territory and shall be solely responsible for all communications with such Regulatory Authorities that relate to any Regulatory Submission relating to Sublicensed Products in the Territory prior to and after any Regulatory Approval.

(e)                                  Subject to the terms and conditions of this Agreement, Knight may file any submissions that are intended to change or modify Sublicensed Product Labeling or prescribing information approved by the applicable Regulatory Authority for, or the Indications of, Sublicensed Products in the Territory provided that, except as required by Applicable Laws, it provides to Braeburn a draft of such submission at least [***] Business Days prior to planned submission to the applicable Regulatory Authority and gives prompt and reasonable consideration to any comments Braeburn may have.

(f)                                   To the extent Braeburn reasonably believes that a filing or submission relating to Sublicensed Products in the Territory is required by Applicable Laws in order to sell or continue selling the Sublicensed Products, Braeburn shall notify Knight in writing.  If Knight decides not to prepare such filing or submission, it shall promptly notify Braeburn of such decision and Braeburn shall, acting reasonably, be entitled to prepare such filing or submission, [***], to be filed or submitted by Knight; provided that Braeburn shall use good faith efforts to include any comments of Knight in such filing or submission.

(g)                                  Knight shall permit Braeburn to access, and shall provide Braeburn on a timely basis with the right to cross-reference and use in exercising its rights and performing its obligations hereunder with respect to Sublicensed Products in the Territory and for Braeburn to use in connection with the development and commercialization of Sublicensed Products outside of the Territory, any and all Regulatory Submissions related to the Sublicensed Products Controlled by Knight.  At the request of Braeburn and to the extent legally permitted and in accordance with the terms and conditions of this Agreement, Knight shall notify the appropriate Regulatory Authorities, as applicable, of Braeburn’s right to

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reference such Regulatory Submissions in regulatory submissions filed by Braeburn in accordance with this Agreement.

(h)                                 Braeburn shall permit Knight to access, and shall provide Knight on a timely basis with the right to cross-reference and use in exercising its rights and performing its obligations hereunder with respect to Sublicensed Products in the Territory (including for Knight to use in connection with its Commercialization of Sublicensed Products in the Territory), any and all Regulatory Submissions related to the Sublicensed Products Controlled by Braeburn.  At the request of Knight and to the extent legally permitted and in accordance with the terms and conditions of this Agreement, Braeburn shall notify the appropriate Regulatory Authorities in the Territory of Knight’s right to reference such Regulatory Submissions in regulatory submissions filed by Knight in accordance with this Agreement.

3.3                               Regulatory Correspondence.  Each Party shall notify the other Party within [***] of its receipt of information that: (i) raises any concern regarding the safety of any Sublicensed Product(s); (ii) concerns suspected or actual tampering, counterfeiting or contamination or other similar problems with respect to any Sublicensed Product(s); (iii) is reasonably likely to lead to a Recall or market withdrawal of any Sublicensed Product(s); or (iv) concerns any ongoing or potential investigation, inspection, detention, seizure or injunction by a Regulatory Authority involving any Sublicensed Product(s).  Each Party shall provide the other Party with copies of any such information.  In the event that a Party receives any material regulatory letter requiring a response, the other Party will cooperate fully with the receiving Party in preparing such response and will promptly provide the receiving Party with any data or information reasonably required by the receiving Party in preparing any such response.

3.4                               Other Covenants of Knight.  In addition to its other obligations, commitments and undertakings set out in this Agreement, Knight agrees to:

(a)                                 [***] related to the Commercialization of the Sublicensed Products in the Territory;

(b)                                 use Commercially Reasonable Efforts to obtain pricing and, if applicable, reimbursement approval for the Sublicensed Products in the Territory;

(c)                                  [***] of the Sublicensed Products to customers in the Territory; and

(d)                                 prepare an annual marketing and sales plan relating to the Sublicensed Products in the Territory.

3.5                               Other Covenants of Braeburn.  In addition to its other obligations, commitments and undertakings set out in this Agreement, Braeburn agrees to:

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(a)                                 provide Knight with all relevant documentation relating to the submissions for Regulatory Approval to the FDA or the European Medicines Agency (“EMA”) for the Sublicensed Products within [***] from such FDA or EMA submissions;

(b)                                 where applicable, provide reasonable assistance to Knight with Regulatory Submissions concerning Sublicensed Products in the Territory;

(c)                                  provide full assistance and cooperation with respect to securing intellectual property protection in the Territory for the Sublicensed Products;

(d)                                 assume the reasonable costs of intellectual property filings, procurement and maintenance for all intellectual property applications and registrations associated with the Sublicensed Products in the Territory;

(e)                                  not assign the intellectual property associated with Sublicensed Products to any Third Party; and

(f)                                   coordinate Launch activities with Knight, including pharmacovigilance, pricing, reimbursement, positioning and health care conferences; and

(g)                                  promptly provide copies of marketing and sales materials related to the Sublicensed Products used by Braeburn in the United States.

3.6                               For avoidance of doubt, in the event that the Initial Indication does not receive Regulatory Approval, Knight shall continue to benefit from the rights granted hereunder with respect to Subsequent indications.

3.7                               For the avoidance of doubt, except as expressly provided herein, Knight’s rights and obligations under this Section 3 shall apply to any Subsequent Indication as contemplated by Section 3.1; provided, that any such rights and obligations with respect to Subsequent Indications following Launch shall apply only to Subsequent Indications that receive Regulatory Approval in the Territory

4.                                      TRADEMARKS

4.1                               Trademark License.  Subject to the terms and conditions of this Agreement, Braeburn hereby grants to Knight, for the Term, an exclusive, fully paid, right and license to use the Braeburn Marks and Sublicensed Product Trademarks on or in connection with the Commercialization of Sublicensed Products in the Territory following the NDA Transfer Date. All representations of the Braeburn Mark(s) and Sublicensed Product Trademark(s) that Knight intends to use, if not previously approved by Braeburn, will first be submitted to Braeburn for approval, such approval not to be unreasonably withheld, conditioned or delayed.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.2                               Ownership.  Knight acknowledges that the Braeburn Marks and Sublicensed Product Trademarks are owned or licensed by Braeburn.  The Braeburn Marks and Sublicensed Product Trademarks shall be and remain the sole and exclusive property of Braeburn.  Knight shall not contest the ownership of the Braeburn Marks or the Sublicensed Product Trademarks or the validity of any registration relating thereto or assist any Third Party in doing so.  Knight agrees, at the request of Braeburn, to execute any and all proper and reasonable documents appropriate to assist Braeburn in obtaining and maintaining Braeburn’s rights in and to the Braeburn Marks and Sublicensed Product Trademarks.

4.3                               Sublicensed Products to Bear Mark.  All packaging materials, package inserts, labels, labeling, and marketing, sales, advertising and Promotional Materials relating to Sublicensed Products distributed by Knight under this Agreement shall bear the Braeburn Marks and Sublicensed Product Trademarks together with a notice that the such marks are used under license from Braeburn, subject to the approval of such labeling by appropriate Governmental Authorities. Knight shall submit to Braeburn, for prior approval, which shall not be unreasonably withheld, conditioned or delayed, all materials bearing the Braeburn Marks and/or Sublicensed Product Trademarks that Knight intends to use with respect to Sublicensed Products.

4.4                               Enforcement.  Braeburn and Knight shall cooperate with each other and use Commercially Reasonable Efforts to protect the Braeburn Marks and Sublicensed Product Trademarks from infringement by Third Parties.  Without limiting the foregoing, each Party shall promptly notify the other Party of any known, threatened or suspected infringement, imitation or unauthorized use of or unfair competition relating to the Braeburn Marks and Sublicensed Product Trademarks and shall share with the other Party all information available to it regarding such infringement.  Braeburn shall have the first right to determine in its discretion whether to and to what extent to institute, prosecute and/or defend any action or proceedings involving or affecting any rights relating to the Braeburn Marks and Sublicensed Product Trademarks in the Territory.  Upon Braeburn’s reasonable request, Knight shall cooperate with and assist Braeburn in any of Braeburn’s enforcement efforts with respect to the Braeburn Marks and Sublicensed Product Trademarks in the Territory. If Braeburn determines not to take action against any actual or suspected infringement of the Sublicensed Product Trademark in the Territory within [***] days after having become aware of such infringement, then Knight shall have the right, but not the obligation, to bring or assume control of any action against the allegedly infringing Third Party as Knight determines may be necessary in its sole discretion, to the extent permitted under the Titan Agreement.  In the event that Knight brings or assumes control of any such action, then Braeburn agrees to reasonably assist Knight in connection therewith.  [***].

4.5                               No Similar Mark.  Neither Knight nor any of its Affiliates or sublicensees will, without Braeburn’s prior written consent, register or use in connection with the Commercialization of any product other than a Sublicensed Product under the Braeburn

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Marks or the Sublicensed Product Trademarks or any trade-mark that is confusingly similar to the Braeburn Marks or the Sublicensed Product Trademarks.

5.                                      COMMERCIALIZATION

5.1                               General.

(a)                                 Subject to the terms and conditions of this Agreement, Knight shall during the Term use Commercially Reasonable Efforts to Commercialize and Promote the Sublicensed Products in the Territory following the Regulatory Approval in the Territory.

(b)                                 Without limiting the generality of the foregoing, and in accordance with the Commercialization Plan, Knight shall (i) Launch Sublicensed Product for the Initial Indication and each Subsequent Indication in the [***]; (ii) expend, in connection with such Launch of Sublicensed Product, such amounts as are commercially reasonable in connection with the marketing and Promotion of Sublicensed Products in the Territory, with the objective of maximizing the commercial potential and promoting the therapeutic profile and benefits of the Sublicensed Products; and (iii) devote marketing and sales resources and other personnel to such commercialization consistent with such Commercially Reasonable Efforts.

5.2                               Commercialization Plan and Promotional Materials and Activities.

(a)                                 Promotional Materials shall be subject to Braeburn’s approval, such approval not to be unreasonably withheld, conditioned or delayed.  Knight will prepare an initial Commercialization Plan, which will be provided to Braeburn no later than [***] days prior to estimated receipt of Regulatory Approval for the Sublicensed Product for the Initial Indication in the Territory, as mutually agreed by the Parties.  Knight shall also provide to Braeburn (i) updates of the Commercialization Plan at least [***] days prior to the estimated Launch of the Sublicensed Product for the Initial Indication and, if applicable, each Subsequent Indication, and thereafter on an annual basis or as necessary to reflect any significant amendments to the Commercialization Plan last provided to Braeburn under this Section 5.2(a), (ii) updated information regarding the expected and actual date of Launch for the Initial Indication and each Subsequent Indication, and (iii) any sales or tracking reports received by Knight from Third Parties with respect to the Sublicensed Products.  Notwithstanding anything to the contrary in this Agreement, Braeburn may share the Commercialization Plan and the foregoing information with Titan to the extent required by the Titan Agreement.

(b)                                 All Promotional Materials used by Knight will indicate that a Sublicensed Product is sold under license from Titan and Braeburn.  Knight shall limit its statements, discussions and claims regarding Sublicensed Products, including those as to

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

safety and efficacy, to those that are consistent with the Sublicensed Product Labeling and the Promotional Materials.  Knight shall not distort claims of safety or efficacy in the Promotion of the Sublicensed Products.

(c)                                  Knight shall be solely responsible for preparing all Regulatory Submissions with Regulatory Authorities in the Territory regarding approval of all Promotional Materials that require such approval.

(d)                                 Knight and its sublicensees and Third Party contractors shall be responsible for responding to medical questions or inquiries from members of the medical and paramedical professions and consumers in or relating to the Territory regarding Sublicensed Products, including the distribution of standard medical information letters resulting from the marketing activities of the Knight Sales Force.  The Knight Sales Force shall be trained using Braeburn’s training materials, except as otherwise required by Applicable Laws in the Territory.  Braeburn shall refer all medical inquiries that it receives related to the Territory to Knight.  Knight shall provide copies of the responses given, all in accordance with Applicable Laws, including regulations and policies of Health Canada or the applicable Regulatory Authority, to Braeburn.  Braeburn shall, at Knight’s request, from time to time, assist Knight with the formulation of responses to such inquiries, including the content of any frequently asked questions materials.  If mutually agreed by the Parties, the Parties shall establish a centralized database to document and track medical inquiries. Braeburn shall provide information and access to data, records and reports reasonably requested by Knight to fulfill its obligations under this Section 5.2(d).

(e)                                  Knight covenants that the Knight Sales Force shall (i) limit its claims of efficacy and safety for the Sublicensed Products in the Territory to those that are consistent with the prescribing information approved by the applicable Regulatory Authority for Sublicensed Products in the Territory; (ii) not add, delete or modify claims of efficacy and safety in the Promotion of Sublicensed Products under this Agreement from those claims of efficacy and safety that are consistent with the prescribing information approved by the applicable Regulatory Authority and with Applicable Law; (iii) use the Promotional Materials in accordance with this Section 5.3; and (iv) Promote Sublicensed Products under this Agreement in accordance with Applicable Laws, and in compliance with the then current industry standards concerning interactions with healthcare professionals.

5.3                               Safety Data Exchange Agreement.

(a)                                 The Parties agree to develop and commit to a SDEA that allows them to fulfill their respective regulatory and pharmacovigilance obligations relating to Adverse Experience reporting to Regulatory Authorities in accordance with Applicable Laws.  Such SDEA will be completed within [***] days after the Effective Date and prior to Launch.  Knight shall be responsible for the timely filing with the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

applicable Regulatory Authority of all Adverse Experience reports in the Territory.  The SDEA shall provide for the exchange of safety information between the Parties sufficient to enable each Party to comply with its legal obligations to report to the applicable Regulatory Authority, for Braeburn to comply with the Titan Agreement, and include any measures necessary for each Party to comply with Applicable Laws.  Each Party shall promptly provide the other Party with copies of all such reports, analyses, summaries and all submissions to the applicable Regulatory Authority. The Adverse Experience procedures utilized in the preparation and filing of such reports will incorporate the provisions set forth in Section 5.3(b).

(b)                                 Prior to Launch, Knight will establish a system for the reporting of Adverse Experiences by patients, physicians and others that is customary for the Territory and that complies with all Applicable Laws.  [***].  Knight or a Third Party contractor will timely collect reasonable information about the Adverse Experiences, initiate and conduct reasonably required investigations, interact with Braeburn if physical or other testing of a Sublicensed Product appears to be reasonably required, determine the nature of the Adverse Experience based on data and reports it has obtained, and issue any reports, analyses or summaries of its activities as may be required by Applicable Laws.  Copies of such reports will be promptly provided to Braeburn.

(c)                                  All safety related reports and correspondence shall be addressed to such safety representative as may be designated by Braeburn and Knight.

5.4                               Quality Complaint Reporting.  Knight shall be solely responsible for collecting and responding to any product quality complaint relating to the Sublicensed Products received from a customer in or relating to the Territory and resulting from use in the Field.  Knight shall investigate and provide Braeburn, in a timely manner, with reports resulting from such investigations. If Braeburn receives a product quality complaint relating to the Sublicensed Products from a customer in or relating to the Territory resulting from use in the Field, it shall promptly notify Knight of such complaint, and Knight will investigate and promptly report the investigation results to Braeburn and be solely responsible for communication and response, if any, to any customer(s) in the Territory. Furthermore, Braeburn shall also be responsible for investigating and reporting the investigation results to Knight respecting any product quality complaints related to the manufacturing of the Sublicensed Products.

5.5                               Other Information.  In addition to the foregoing information to be provided, each Party shall provide to the other Party with any: (i) information relating to the efficacy and/or safety of the Sublicensed Products, including any Recall of the Sublicensed Products; (ii) complaints from customers, healthcare professionals or competitors in or relating to the Territory and relating to the Sublicensed Products; (iii) information relating to any potential liability to any Third Party in or relating to the Territory that is reasonably likely

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to arise for either Party in connection with the manufacture, or Commercialization of the Sublicensed Products in or for the Territory; (iv) information relating to any inspections, inquiries, issues raised or actions taken by any Governmental Authority in or related to the Territory; and (v) any other information necessary or reasonably desirable to enable each Party to comply with any Applicable Laws in the Territory or elsewhere.

5.6                               Recall.  If any Regulatory Authority in the Territory issues or requests a recall, market withdrawal or other corrective action (a “Recall”) of a Sublicensed Product, or if either Party determines that an event, incident or circumstance has occurred that may indicate the need for a Recall in the Territory, the Party notified of such Recall, or the Party that desires such Recall, will advise the other Party thereof by telephone or fax within [***] of (i) its receipt of notice from a Regulatory Authority requiring or requesting a Recall or (ii) such Party’s determination that a Recall is indicated, and Braeburn and Knight shall convene a joint telephonic meeting to discuss such Recall request within [***] of such notification.  Knight shall include any reasonable recommendation from Braeburn as to the manner of conducting the Recall, provided that such recommendation is agreeable to the applicable Regulatory Authority and in accordance with the Applicable Laws.  Except as otherwise provided in the foregoing, Knight shall make all decisions with respect to the execution of any Recall related to a Sublicensed Product in the Territory, including communicating directly with the applicable Regulatory Authorities.  At Knight’s request, Braeburn shall provide, at its cost reasonable assistance in conducting any such Recall, including providing all pertinent records that Knight may reasonably request to assist in effecting such action.  Neither Party shall have any obligation to reimburse or otherwise compensate the other Party or its Affiliates for any consequential damages, lost profits or income that may arise in connection with any Recall with respect to the Sublicensed Products.

5.7                               NDA Transfer Date.  [***].

6.                                      PRICES AND PAYMENTS

6.1                               Royalties.  In consideration of the rights granted by Braeburn hereunder, during the Term, Knight will pay to Braeburn the following royalties (“Royalties”):

[***]

[***] following Launch, Braeburn is paying royalties to Titan under the Titan Agreement in the amount of [***] of net sales (as described in the Titan Agreement), then the Base royalty and the Tier 1 royalty shall be [***].  To the extent royalty rights are successfully renegotiated with Titan, Knight’s royalty rates shall remain as contemplated by (a) through (d) above.”

6.2                               Supply Price.  Knight will pay Braeburn under the Supply Agreement a supply price for each final packaged kit containing four Sublicensed Product implant rods and applicator in an amount equal to [***] (the “Supply Price”).  Nothing other than the final packaged

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

kit manufactured and/or supplied by Braeburn hereunder or under the Supply Agreement and included in the Supply Price is required by Knight to fully commercialize the Sublicensed Product in the Territory.  In the event Braeburn changes the format of the packaging or number of rods contained within each final packaged kit, the Supply Price will be recalculated to reflect an amount equal to [***].  In the event there are greater-than-anticipated cost increases for the manufacture of Sublicensed Products, Braeburn will be entitled to increase the Supply Price [***] (“Supply Price Increase”).

6.3                               Reports and Payments.

(a)                                 Within [***] calendar days after the end of each Calendar Quarter following Launch that begins or ends during the Term, Knight shall furnish to Braeburn a written report (each, a “Royalty Report”) showing:

(i)                                     all Net Sales during (A) such Calendar Quarter, [***], and (B) the Calendar Year to date through the end of such Calendar Quarter; and

(ii)                                  [***]; and

(iii)                               [***](a “Royalty True-Up”).

(b)                                 Each such Royalty Report shall be accompanied by payment of the Royalties due under Section 6.1, plus or minus any adjustment of Royalties previously paid, calculated in accordance with the immediately preceding clause (a)(iii) of this Section 6.3, as applicable.

(c)                                  Within [***] days after the Calendar Quarter during which this Agreement terminates or expires (the “Final Royalty Period”), Knight shall furnish to Braeburn a final Royalty True-Up with respect to such Calendar Quarter (the “Final Royalty True-Up Report”).  If the Final Royalty True-Up Report indicates that additional Royalties are payable with respect to the Final Royalty Period, such Final Royalty True-Up Report shall be accompanied by payment of such additional Royalties.  If the Final Royalty True-Up Report indicates that Royalties were overpaid with respect to the Final Royalty Period, Braeburn shall pay to Knight an amount equal to such overpayment within [***] days following the delivery of the Final Royalty True-Up to Braeburn.  If Braeburn disagrees with the Final Royalty True-Up Report, Braeburn shall notify Knight within [***] days after receipt thereof and such disagreement shall be resolved pursuant to Section 6.5 below.

(d)                                 Knight shall keep and shall require its Affiliates and its or their sublicensees to keep complete and accurate records in connection with the purchase, use and/or sale by or for it of Sublicensed Products hereunder in sufficient detail to permit accurate determination of all amounts necessary for calculation and verification of all payment obligations set forth in this Article 6.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)                                  Without limiting any Party’s remedies hereunder, in the event payments required to be made under this Section 6.3 or any other provision of this Agreement are not made on or prior to the required payment date, the amount of the late payment shall bear interest [***], or the maximum rate allowable by Applicable Law, whichever is lower.

(f)                                   Except as otherwise defined herein, all financial calculations by either Party under this Agreement shall be calculated in accordance with its Accounting Standards.  All payments due by one Party to the other Party under this Agreement shall be payable in United States Dollars, except as otherwise set forth in this Agreement.  In addition, all calculations herein shall give pro-rata effect to and shall proportionally adjust (by giving effect to the number of applicable days in such Calendar Quarter) for any Calendar Quarter that is shorter than a standard Calendar Quarter or any Calendar Year (or twelve month period) that is shorter than four consecutive full Calendar Quarters or twelve consecutive months, as applicable.

6.4                               Record Retention.  Knight will maintain complete and accurate books, records, and accounts in sufficient detail to confirm the accuracy of any payments required under this Agreement and the Royalty Reports delivered under Section 6.3, which books, records, and accounts will be retained until [***] years after the end of the period to which such books, records, and accounts pertain.

6.5                               Audits.

(a)                                 Independent Audit.

(i)                                     During the Term and for [***] years thereafter, Braeburn, upon prior written notice to Knight and at a mutually agreeable time, but in no event more than once in any [***] month period, may request, and Knight shall permit, an independent certified public accounting firm of internationally recognized standing selected by Braeburn and reasonably acceptable to the Knight, to have access during normal business hours to the records of Knight as may be reasonably necessary to verify any payment made or due hereunder and the accuracy of the reports, including the Royalty Report; provided, however, that any audit conducted under this Section 6.5 may only be for any Calendar Year or Calendar Years (or any portion thereof) ending not more than [***] months prior to the date of such request. The accounting firm shall disclose to Braeburn only whether the payments and reports are correct or incorrect, the specific details concerning any discrepancies (including, if applicable, the accuracy of the calculation of Net Sales, and the resulting effect of such calculations on the amounts payable by Knight under this Agreement), but no other information shall be disclosed to Braeburn.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)                                  If there is a dispute between the Parties following any audit performed pursuant to Section 6.5(a)(i), either Party may refer the issue (an “Audit Disagreement”) to a second independent certified public accounting firm of internationally recognized standing (the “Independent Expert”) for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures: [***].

(b)                                 If, pursuant to Section 6.5(a)(i) or 6.5(a)(ii), as applicable, an accounting firm concludes that additional amounts were owed during a Calendar Year, Knight shall pay the additional amounts plus interest as set forth in Section 6.3(e) above on the amount of such additional payments, within [***] calendar days of the date such accounting firm’s written report so concluding is delivered to Knight.  In the event such accounting firm concludes that amounts were overpaid by Knight during such period, Braeburn shall, to the extent such overpayment was known to Braeburn, repay Knight the amount of such overpayment plus interest as set forth in Section 6.3(e) above on the amount of such overpayment, within [***] days after the date such accounting firm’s written report so concluding is delivered to Braeburn, or, to the extent such overpayment was not known to Braeburn, Knight may reduce subsequent payment(s) to Braeburn under this Agreement by the amount of such overpayment.  The fees charged by such accounting firm(s) shall be paid [***].

(c)                                  Each Party shall treat all financial information subject to review under this Section 6.5 in accordance with the confidentiality provisions of Article 10.

6.6                               Payment Method.  All payments due to Braeburn hereunder will be paid in United States Dollars by wire transfer to an account designated by Braeburn.

7.                                      MANUFACTURE AND SUPPLY

7.1                               Manufacture and Supply by Braeburn.  During the Term, Knight agrees to obtain exclusively from Braeburn all Knight’s requirements of the Sublicensed Products for the Territory at the Supply Price and otherwise on the terms and subject to the conditions of a manufacturing and supply agreement in customary form for the pharmaceutical industry to be mutually agreed between the Parties following the Effective Date (the “Supply Agreement”); provided, that the Parties shall negotiate in good faith and use Commercially Reasonable Efforts to execute and deliver the Supply Agreement within [***].  Subject to the execution and delivery of the Supply Agreement, Braeburn agrees to supply Knight with all of its requirements of Sublicensed Products for Commercialization in the Territory during the Term.  For the avoidance of doubt, Braeburn may, at its discretion, use the services of a Third Party to manufacture and/or package some or all of the Sublicensed Products supplied to Knight under the Supply Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.2                               Quality Agreement.  To the extent Braeburn manufactures Sublicensed Products supplied to Knight under the Supply Agreement, as required under Applicable Laws, or as reasonably requested by a Party, the Parties shall enter into a separate quality agreement in customary form for the pharmaceutical industry mutually agreed by the Parties regarding the supply, quality control and quality assurance of Sublicensed Products supplied to Knight under the Supply Agreement (the “Quality Agreement”).

7.3                               Conflicts.  Except as may be expressly set forth in the Supply Agreement or Quality Agreement, in the event of any conflict or inconsistency between the terms and conditions of the Supply Agreement or Quality Agreement, on the one hand, and this Agreement, on the other hand, the Supply Agreement or Quality Agreement, as applicable, shall govern and control with respect to all matters relating to the manufacturing, supply, quality control and quality assurance of or relating to the Sublicensed Products supplied to Knight under the Supply Agreement, and this Agreement shall govern and control with respect to all other matters.

8.                                      INTELLECTUAL PROPERTY

8.1                               Ownership.  As between the Parties, Braeburn shall have and retain all right, title and interest in or Control over, as applicable, all Braeburn Patents, inventions, discoveries, and Braeburn Know-How concerning Sublicensed Products, including formulations thereof, or methods of making or using same which have been made, conceived, reduced to practice or generated by its employees, agents, or other persons acting under its authority prior to the Effective Date.  As between the Parties, during the Term, except as otherwise provided in and subject to the terms and conditions of this Agreement, Braeburn shall have and retain all rights, title and interest in all inventions, discoveries and know-how relating to Sublicensed Products, including formulations thereof, or methods of making or using same, or Improvements thereof (collectively, “Inventions”), that are made, conceived, reduced to practice or generated, whether solely or jointly, by Braeburn’s employees, agents, or other persons acting under its authority and/or by Knight’s employees or agents, or, to the extent Knight becomes aware of any such Inventions, by other persons acting under its authority.  Knight shall notify Braeburn promptly of any Inventions that are made, conceived, reduced to practice or generated solely by Knight’s employees, agents, or other persons acting under its authority.  To the extent required by Applicable Law, Knight shall assign or otherwise transfer all rights, title and interest in any of the foregoing Inventions to Braeburn, and Knight agrees, at the request of Braeburn, to execute any and all proper documents appropriate to assist Braeburn in obtaining and maintaining Braeburn’s rights in and to the foregoing Inventions.

8.2                               Patent Prosecution.  Braeburn shall have the first right to prosecute and maintain the Braeburn Patents and any patent application(s) or patent(s) arising from this Agreement, using patent counsel selected by Braeburn, and shall be responsible for the payment of all prosecution and maintenance costs. Braeburn shall not abandon prosecution or

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

maintenance of any or all patents or patent applications directly related to the Sublicensed Products in the Territory without notifying Knight in a timely manner of Braeburn’s intention and reason therefore and providing Knight with reasonable opportunity to comment upon such abandonment and to assume responsibility for prosecution or maintenance of such Patent Rights.  To the extent allowed under the Titan Agreement, in the event that Braeburn abandons prosecution or maintenance of any or all patents or patent applications directly related to the Sublicensed Products in the Territory, Knight may assume prosecution and filing responsibility for such Patent Rights in the Territory, at its sole expense, and thereafter such patent rights will be owned solely and exclusively by Knight.

8.3                               Notification of Third Party Infringement.  Each Party shall promptly disclose to the other in writing, and share within [***] Business Days all available information known to the Party in connection with any actual, suspected, alleged, or threatened infringement or misappropriation of any Braeburn Patent, or any actual, suspected, alleged or threatened infringement or passing off of the Braeburn Mark, in the Territory, of which such Party becomes aware.  The Parties will thereafter consult and cooperate to determine a course of action, including the commencement of legal action by any Party.

8.4                               Response to Third Party Infringement.

(a)                                 Braeburn shall have the first right, but not any obligation, to initiate and respond to any actual or threatened infringement of a Braeburn Patent, the Braeburn Mark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory relating to the Sublicensed Products.  If Braeburn elects to respond to any actual or threatened infringement by initiating a proceeding, Braeburn shall use legal counsel of its choice at its expense and shall have full control over the conduct of such proceeding, including whether to initiate any legal proceeding and/or the settlement thereof.  Braeburn may settle or compromise any such proceeding without the consent of Knight; provided, however, that if such settlement adversely affects Knight’s rights under this Agreement, or Knight’s ability to Commercialize the Sublicensed Products within the Territory, or otherwise requires Knight to admit wrongdoing, fault, or liability, Braeburn will not settle or compromise any such proceeding without the consent of Knight, such consent not to be unreasonably withheld, conditioned or delayed.

(b)                                 If, within a period of [***] days after the first notice of infringement is provided under Section 8.4, Braeburn elects not to initiate and respond to any actual or threatened infringement of a Braeburn Patent, a Braeburn Mark or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory relating to the Sublicensed Products, then Knight shall have the right, but not the obligation, to take action, at its sole expense and to the extent permitted under the Titan Agreement, in which case Knight shall have full control over the conduct of such proceeding and Knight may settle or compromise

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

any such proceeding without the consent of Braeburn; provided, however, that if such settlement adversely affects Braeburn’s intellectual property rights or its rights under this Agreement, or Braeburn’s ability to Commercialize the Sublicensed Products outside the Territory, results in any monetary payment by or financial loss to Braeburn or otherwise requires Braeburn to admit wrongdoing, fault, or liability, Knight will not settle or compromise any such proceeding without the consent of Braeburn, such consent not to be unreasonably withheld, conditioned or delayed.  Knight shall be solely responsible for any legal costs or damages awards made in any proceeding that is initiated by Knight in the event that Braeburn elects not to respond to any actual or threatened infringement.

8.5                               Cooperation.  Each Party shall cooperate reasonably, at its expense, in any enforcement effort initiated by the other Party. The Parties nor their Affiliates shall contest any joinder in any proceeding sought to be brought by the other Party if such joinder is required by Applicable Law.  For any legal action or defense described in Section 8.4 above, in the event that any Party is unable to initiate, prosecute or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to defend, prosecute and maintain such action.  In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request.

8.6                               Recovery.  Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any monetary award recovered from a Third Party in connection with any proceeding described in Section 8.4 above shall be [***]:

[***]

8.7                               Infringement of Third Party IP.

(a)                                 If either Party becomes aware that its activities performed hereunder may constitute actual or alleged infringement or misappropriation of the intellectual property rights of a Third Party in the Territory, it shall promptly notify the other Party and the Parties shall discuss a strategy to defend or mitigate against any actual or alleged infringement.

(b)                                 Braeburn shall have the first right, but not the obligation, to defend any action in the Territory related to the intellectual property rights of any Third Party or to initiate and prosecute legal action related to the intellectual property rights of any Third Party at its own expense and in the name of Braeburn and/or Knight.  Knight shall render, at its expense, all assistance reasonably requested in connection with any action taken by Braeburn. However, the control of such action, including whether to initiate any legal proceeding and/or the settlement thereof, shall solely be under the control of Braeburn; provided, however, that if such settlement adversely affects Knight’s rights under this Agreement, or Knight’s ability to Commercialize the Sublicensed Products within the Territory,

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or otherwise requires Knight to admit wrongdoing, fault, or liability, Braeburn will not settle or compromise any such proceeding without the consent of Knight, such consent not to be unreasonably withheld, conditioned or delayed.

(c)                                  If Braeburn elects not to defend an infringement action in the Territory as provided in Section 8.4(b), and Knight elects to do so, the cost of any agreed-upon course of action, including the costs of any legal action commenced or any infringement action defended, shall be borne solely by Knight; provided, however, that if such settlement adversely affects Braeburn’s intellectual property rights or its rights under this Agreement, or Braeburn’s ability to Commercialize the Sublicensed Products outside the Territory, results in any monetary payment by or financial loss to Braeburn or otherwise requires Braeburn to admit wrongdoing, fault, or liability, Knight will not settle or compromise any such proceeding without the consent of Braeburn, such consent not to be unreasonably withheld, conditioned or delayed.

(d)                                 For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action.  In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request.

9.                                      REPRESENTATION AND WARRANTIES

9.1                               Braeburn Covenants, Representations and Warranties.  Braeburn covenants, represents and warrants (as the case may be) to Knight as of the Effective Date that:

(a)                                 Braeburn is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

(b)                                 Braeburn has the corporate power and authority to enter into this Agreement and will continue during the Term to have, all of the corporate power and authority necessary to enter into this Agreement and to grant the licenses hereunder.

(c)                                  Braeburn has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement.

(d)                                 The Titan Agreement (i) is in full force and effect, enforceable in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or equitable principles, and (ii) has not been terminated; and Braeburn has not taken any action to terminate the Titan Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)                                  Braeburn shall provide Knight with (i) written notice within [***] Business Days of any alleged material breach of the Titan Agreement or written (including by email) threat of termination of the Titan Agreement received by Braeburn from Titan thereunder, and (ii) written notice within [***] Business Days of the adoption of any amendment to the Titan Agreement relating to the Territory or Knight’s rights under this Agreement, in each case, in any material respect.

(f)                                   Braeburn has obtained all consents, licenses and authorizations that are necessary to perform its obligations under this Agreement and that such rights will continue to be enforceable during the Term, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or equitable principles.

(g)                                  Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Braeburn, enforceable against Braeburn in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or equitable principles.

(h)                                 The performance of Braeburn’s obligations under this Agreement will not conflict with its organizational documents, as amended, or result in a breach of any material agreements or contracts to which it is a party.

(i)                                     Braeburn has not and will not, during the term of this Agreement, enter into any material agreements or contracts that would conflict with its obligations under this Agreement and Braeburn has no knowledge of any agreement entered into by Titan which would conflict or restrict the terms hereof;

(j)                                    Braeburn owns or licenses all of the Braeburn Patents licensed to Knight pursuant to this Agreement and the Braeburn Patents licensed or sublicensed to Knight pursuant to this Agreement are all of the patents owned or licensed by Braeburn that are reasonably necessary for Knight to carry out its obligations and exercise its rights under this Agreement.

(k)                                 Braeburn has not received any notice that the manufacture, sale or use of the Sublicensed Products in the Territory infringes upon any intellectual property rights of any Third Party(ies) in the Territory.

(l)                                     Braeburn has not received any notice from a Third Party that any issued Braeburn Patent is invalid or unenforceable for any reason.

(m)                             To the knowledge of Braeburn, there are no activities being carried out by Third Parties in the Territory that would constitute infringement or misappropriation of the Braeburn Patents or the Braeburn Marks.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(n)                                 Braeburn shall use its Commercially Reasonable Efforts to maintain the Titan Agreement in full force and effect throughout the Term; provided, however, that the Parties agree and acknowledge that it may be commercially reasonable for Braeburn to terminate the Titan Agreement or take actions that result in the termination of the Titan Agreement and provided further that for avoidance of doubt, this Section does not provide Braeburn with any termination right not contemplated by Section 11.2 hereof.

(o)                                 Braeburn has provided Knight all material information in its possession and Control sufficient for Knight to assess the safety and efficacy of the Sublicensed Product, and any side effects, injury, toxicity or sensitivity reactions and incidents associated with all uses, studies, investigations or tests involving the Sublicensed Product (animal or human) throughout the world;

(p)                                 As of the Effective Date, Braeburn is not aware of any material facts not otherwise disclosed to Knight that could reasonably lead Braeburn to conclude that the Sublicensed Product will be unable to receive Regulatory Approval from relevant Governmental Authorities in the Territory.

(q)                                 Neither Braeburn nor, to the knowledge of Braeburn, any Third Party acting by or on behalf of Braeburn in connection with the manufacture, development or Commercialization of the Sublicensed Products has been debarred or is subject to debarment, and Braeburn shall not knowingly engage or use any Third Party in connection with the manufacture, development or Commercialization of the Sublicensed Products that has been debarred; Braeburn agrees to notify Knight in writing promptly if it, or if it has knowledge that, any of its licensors or any entity acting on its behalf in any capacity in connection with the manufacture, development or Commercialization of the Sublicensed Products is debarred or becomes the subject of any threatened or pending action, suit, claim, investigation, legal or administrative proceeding relating to debarment.

9.2                               Knight Covenants, Representations and Warranties.  Knight covenants, represents and warrants to Braeburn (as the case may be) as follows:

(a)                                 Knight is a corporation duly organized, validly existing and in good standing, under the laws of Canada.

(b)                                 Knight has the legal right, authority, and power to enter into this Agreement and will continue during the Term to have, all of the rights necessary to enter into this Agreement and to perform its obligations hereunder.

(c)                                  Knight has taken all necessary action to authorize the execution, delivery, and performance of this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)                                 Without limiting Knight’s obligations to use Commercially Reasonable Efforts to Commercialize the Sublicensed Products under this Agreement, Knight will seek to obtain and, once obtained, maintain all consents, licenses and authorizations that are necessary to perform its obligations under this Agreement.

(e)                                  Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Knight, enforceable against Knight in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or equitable principles.

(f)                                   The performance of Knight’s obligations under this Agreement will not conflict with its organizational documents, as amended, or result in a breach of any material agreements or contracts to which any is a party.

(g)                                  Knight has not and will not, during the term of this Agreement, enter into any material agreements or contracts that would be inconsistent with its obligations under this Agreement.

(h)                                 Neither Knight nor its Affiliates and sublicensees will initiate a proceeding to challenge the validity or enforceability of any Braeburn Patent or Braeburn Mark, or directly or indirectly assist any Third Party with respect to any such proceeding.

(i)                                     [***].

(j)                                    Neither Knight nor, to the knowledge of Knight, any Third Party acting by or on behalf of Knight in connection with the manufacture, development or Commercialization of the Sublicensed Products has been debarred or is subject to debarment, and Knight shall not knowingly engage or use any Third Party in connection with the manufacture, development or Commercialization of the Sublicensed Products that has been debarred; Knight agrees to notify Braeburn in writing promptly if it, or if it has knowledge that, any of its licensors or any entity acting on its behalf in any capacity in connection with the manufacture, development or Commercialization of the Sublicensed Products is debarred or becomes the subject of any threatened or pending action, suit, claim, investigation, legal or administrative proceeding relating to debarment.

(k)                                 Neither Knight nor, to the knowledge of Knight, any of its equity holders nor any of their respective beneficial owners (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of the Office of Foreign Assets Control (“OFAC”) or in any enabling legislation or other Presidential Executive Order in respect thereof, (c) has been

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

previously indicted for or convicted of any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity in connection with any Patriot Act Offense.  For purposes hereof, the term “Patriot Act Offense” means (i) any violation of the criminal laws of the United States of America, or that would be a criminal violation if committed within the jurisdiction of the United States of America, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, (D) the Money Laundering Control Act of 1986, or (E) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001; and (ii) the crime of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense under clause (i).  For purposes hereof, the term “Government Lists” means (x) the Specially Designated Nationals and Blocked Persons Lists maintained by the OFAC, (y) any other list of terrorists, terrorist organizations, or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that is now included in “Government Lists,” or (z) any similar lists maintained by the United States Department of State, the United States Department of Commerce, or any other government authority or pursuant to any Executive Order of the President of the United States of America that is now included in Government Lists.

9.3                               WARRANTY DISCLAIMER.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED PRODUCTS OR ANY TECHNOLOGY OR ANY LICENSE GRANTED BY EITHER PARTY HEREUNDER, EVEN IF EITHER PARTY HAS BEEN ADVISED OF SUCH PURPOSE.

9.4                               LIMITATIONS OF LIABILITY.  EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY A PARTY, A BREACH OF ARTICLE 10, FOR THE PAYMENT OF AN INDEMNIFIED CLAIM UNDER SECTIONS 9.5 OR 9.6 BELOW (BUT ONLY TO THE EXTENT OF SUCH CLAIM), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY WHO MAY BENEFIT FROM ANY PROVISION OF THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.5                               Indemnification by Braeburn.  Braeburn hereby agrees to defend, indemnify, and hold Knight, [***].

9.6                               Indemnification by Knight.  Knight hereby agrees to defend, indemnify, and hold Braeburn, [***].

9.7                               Indemnification Procedure.  [***]

9.8                               Compliance with Applicable Law.  Each Party shall comply, and shall require their Affiliates and permitted sublicensees to comply, with all Applicable Laws relative to their obligations hereunder.

9.9                               Insurance.

(a)                                 Both Knight and Braeburn shall maintain, during the Term and for a period of [***] years after any expiration or termination of this Agreement, a Commercial General Liability Insurance policy or policies [***]

(b)                                 During the Term, [***].  Upon request, Knight shall provide certificates of insurance to Braeburn evidencing the coverage specified herein.  The Parties acknowledge and agree that such insurance shall not be construed to create a limit with respect to their indemnification obligations or liability to the other.

10.                               CONFIDENTIALITY AND PUBLICITY

10.1                        Non-Disclosure and Non-Use Obligations.  All Confidential Information disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Confidential Information to the other Party during the Term and for a period of [***] years thereafter.  For purposes of this Agreement, “Confidential Information” means any and all Know-How, scientific, clinical, regulatory, marketing, financial, technical, non-technical, commercial or other confidential information or data of a confidential nature, whether communicated in writing, orally or by any other means, that is under the protection of one Party and is provided by that Party to the other Party in connection with this Agreement.  The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information:

(a)                                 is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by business records;

(b)                                 is or becomes properly in the public domain or knowledge without breach by either Party;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)                                  is subsequently disclosed to a receiving Party by a Third Party who, to the knowledge of the receiving Party, is lawfully able do so and, to the knowledge of the receiving Party, is not under an obligation of confidentiality to the disclosing Party; or

(d)                                 is developed by the receiving Party independently of Confidential Information received from the other Party, as documented by research and development records.

10.2                        Permitted Disclosure of Proprietary Information.  Notwithstanding Section 10.1, a Party receiving Confidential Information of another Party may disclose such Confidential Information:

(a)                                 to governmental or other regulatory agencies as required by Applicable Law, in order to file Regulatory Submissions, but such disclosure may be made only to the extent reasonably necessary to file such Regulatory Submissions and in accordance with the terms and conditions of this Agreement or as otherwise requested by the relevant Governmental Authority;

(b)                                 in connection with the performance of this Agreement and solely on a need-to-know basis, to Affiliates; potential or actual collaborators (including potential sublicensees); potential or actual investment bankers, accountants, investors, lenders, or acquirers; or employees, independent contractors (including consultants and clinical investigators) or agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 10 or to counsel for such Party; provided, however, that the receiving Party shall (i) undertake reasonable precautions to safeguard and protect the confidentiality of the Confidential Information; (ii) remain responsible for any failure by any person who receives Confidential Information pursuant to this Article 10 to treat such Confidential Information as required under this Article 10; and (iii) take all reasonable measures to restrain the receiving Party and any such persons from prohibited or unauthorized disclosure or use in violation of this Article 10;

(c)                                  if required to be disclosed by Applicable Law or court order, provided that notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations; or

(d)                                 with respect to Braeburn, to Titan to the extent required by Braeburn to exercise its rights or perform its obligations under the Titan Agreement.

If and whenever any Confidential Information is disclosed in accordance with this Section 10.2, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than in breach of this Agreement). Where

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

reasonably possible and subject to Section 10.3, the receiving Party shall notify the disclosing Party of the receiving Party’s intent to make such disclosure pursuant to Sections 10.2(a)-(c) sufficiently prior to making such disclosure so as to allow the disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information, and the receiving Party shall cooperate with the disclosing Party in such efforts.

10.3                        Disclosure of Agreement to Governmental Authority.  Without limiting any of the foregoing, it is understood that the Parties or their Affiliates may make disclosure of this Agreement and the terms hereof in any filings required by a Governmental Authority or securities exchange, may file this Agreement as an exhibit to any filing with such Governmental Authority or securities exchange, and may distribute any such filing in the ordinary course of its business; provided however, that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with Applicable Law) if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, within [***] Business Days of such Party’s providing the copy, that the public disclosure of previously undisclosed information will materially adversely affect the development and/or commercialization of a Sublicensed Product, the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party shall reasonably request to be removed, or otherwise provide a good faith reason to the other Party why such disclosure was not removed.

10.4                        Other Public Statements.  Except as set forth in this Agreement or as required by Applicable Law, neither Party shall make any press release or other public announcement or other disclosure to a Third Party concerning the existence or terms of this Agreement or relating to Sublicensed Products without the prior written consent of the other Party, which consent shall include agreement upon the nature and text of such announcement or disclosure and shall not be unreasonably withheld, conditioned or delayed.  Each Party agrees to provide to the other Party a copy of any public announcement as soon as reasonably practicable under the circumstances prior to its scheduled release.  Each Party shall have the right to expeditiously [***] review and recommend changes to any press release or announcement regarding this Agreement or the subject matter of this Agreement; provided, however that such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed unless there have been material developments relating to Sublicensed Products since the date of the previous disclosure.

10.5                        No Rights to Use Name of Other Party.  Except as provided herein, neither Party shall use the name, trademark, trade name or logo of the other Party in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter,

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

without the prior express written permission of the other Party, except as may be required by Applicable Law.

11.                               TERM AND TERMINATION

11.1                        Term.  Except as expressly provided in Section 2.1, and unless earlier terminated pursuant to Section 11.2(a), this Agreement will take effect on the Effective Date and, unless earlier terminated in accordance with the terms herein, will continue in full force and effect for fifteen (15) years from the date of Launch of the Initial Indication (from the Effective Date until the fifteenth (15th) anniversary of the date of Launch of the Initial Indication, unless earlier terminated, the “Initial Term”); provided, that if a Subsequent Indication for the Sublicensed Product received Regulatory Approval in the Territory on or after the fifth (5th) anniversary of the Launch of the Initial Indication, the Parties shall negotiate in good faith with respect to an appropriate extension of the Initial Term.  Any such extension shall be mutually agreed in writing.  Upon the expiration of the Initial Term and any subsequent Term thereafter, this Agreement shall automatically renew for successive two (2) year periods (each a “Renewal Term”) unless, at least one hundred eighty (180) days prior to the scheduled expiry of the Initial Term or Renewal Term, either Party provides the other with written notice of its intention not to renew the Agreement (a “Non-Renewal Notice”), in which case this Agreement shall expire at the end of the applicable period.

11.2                        Early Termination.  This Agreement may be terminated as follows:

(a)                                 If the NDA Transfer Date has not occurred within six (6) months of the Effective Date, either Party may provide written notice of an intent to terminate this Agreement, provided that if a Party intends to terminate the Agreement, such Party shall first discuss in good faith the reasons for seeking termination and considers potential alternatives to termination, including potential amendments to the Agreement.  Termination under this Section 11.2(a) shall not effective be sooner than thirty (30) days from the date of notice.

(b)                                 Either Party may, without prejudice to any other remedies available to it under this Agreement or at Applicable Law or in equity:

(i)                                     immediately terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding such right to terminate shall only become effective if such other Party consents to the involuntary proceeding or such proceeding is not dismissed within sixty (60) days after the filing thereof; or

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)                                  terminate this Agreement prior to expiration of the Term in the event the other Party is in material default or breach of the performance of its obligations hereunder, and has not cured such breach within (i) thirty (30) days after written notice thereof provided by the non-breaching Party to the breaching Party, in case such breach is a non-payment of any amount due under this Agreement (which shall be deemed a material breach) and (ii) sixty (60) days after written notice thereof provided by the non-breaching Party to the breaching Party for other cases of breach.  The termination shall become effective at the end of the (x) thirty (30) day period in case the breach is a non-payment of any amount due under this Agreement if the breaching Party has not cured such breach during such thirty (30) day period, or (y) sixty (60) day period for other cases of breach unless the breaching Party cures such breach during such sixty (60) day period.  The right of either Braeburn or Knight to terminate this Agreement as provided in this Section 11.2 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous breach or default.

(c)                                  Braeburn may, without prejudice to any other remedies available to it under this Agreement or at Applicable Law or in equity, terminate this Agreement:

(i)                                     on thirty (30) days written notice to Knight, if Knight, following Launch, discontinues commercial sale of Sublicensed Product for a period of three (3) months or more for reasons unrelated to Force Majeure, regulatory or safety issues or supply or manufacturing or Sublicensed Product quality issues and subsequently fails to resume sales of a Product within thirty (30) days of having been notified in writing of such failure by Braeburn;

(ii)                                  upon written notice to Knight in the event Knight or any of its Affiliates or sublicensees commences any legal proceeding seeking to challenge or otherwise dispute the validity or ownership of any of the Braeburn Patents or any of the claims therein, or knowingly assists any Third Party to do any of the foregoing, which termination shall be effective on the date set forth in such notice; or

(iii)                               If Braeburn determines, in its sole discretion, that it is in its best interests to terminate the Titan Agreement pursuant to any one of Sections 12.2(c)(i), 12.2(c)(iii), and 12.2(c)(iv) of the Titan Agreement, then Braeburn shall provide Knight with at least ninety (90) days’ prior notice and, during such ninety-day (90-day) period, Braeburn shall discuss with Knight, in good faith, whether the grounds upon which Braeburn judges termination to be in its best interests can be adequately mitigated.  If, after discussions with Knight, Braeburn still decides it is in Braeburn’s best interests to terminate the Titan Agreement, then Braeburn shall negotiate

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

in good faith with Titan and Knight to determine whether Titan would agree to license rights in the Territory directly to Knight, including a commitment to supply Sublicensed Products to Knight.  Notwithstanding the foregoing, Braeburn may not terminate this Agreement under this Section 11.2(c)(iii) prior to three (3) years following the NDA Transfer date and then only upon at least one (1) year prior notice.  If Braeburn terminates the Titan agreement pursuant to this Section 11.2(c)(iii), then, notwithstanding the termination of this Agreement, the ROFN outlined in Section 2.9 shall survive for the remainder of the Initial Term.

(d)                                 Either Party may, without prejudice to any other remedies available to it under this Agreement or at Applicable Law or in equity, terminate this Agreement immediately upon written notice to the other Party, if either Party determines in good faith that it is not advisable for Knight to continue to Commercialize any Sublicensed Products in the Territory as a result of a bona fide safety issue regarding any Sublicensed Products.

(e)                                  This Agreement shall automatically terminate in the event the Titan Agreement is terminated prior to the expiration of the Term; provided that Braeburn shall not seek to terminate the Titan Agreement for any reason other than what is contemplated in Section 11.2(c) hereof, or Section 12.2(a) of the Titan Agreement.

11.3                        Effect of Termination.  Upon expiry or termination of this Agreement, all sublicenses and rights granted by Braeburn hereunder shall terminate and:

(a)                                 Knight undertakes to:

(i)                                     except as provided for in Section 11.5, cease any Commercialization of Sublicensed Products in the Territory;

(ii)                                  commence, within thirty (30) days of expiry or termination, and complete as promptly as practicable, the transfer of title to all current and pending Regulatory Submissions and Regulatory Approvals for the Sublicensed Products to Braeburn or its designee and assist Braeburn in submitting appropriate documents to transfer the Regulatory Submissions and Regulatory Approvals for the Sublicensed Products to Braeburn or its designee;

(iii)                               pay Braeburn all Royalties generated by sales of Sublicensed Products, including any sales in accordance with Section 11.5; and

(iv)                              promptly transfer to Braeburn or its designee copies of all data, reports, records and materials in Knight’s possession or Control that relate to Sublicensed Products and return to Braeburn all relevant records and

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

materials in Knight’s possession or Control containing Confidential Information of Braeburn (provided that Knight may keep (a) one (1) copy of such Confidential Information of Braeburn for archival purposes solely for the purpose of compliance with this Agreement and (b) electronic copies stored in automatic computer back-up systems ).

(b)                                 Braeburn undertakes to promptly return to Knight all relevant records and materials in Braeburn’s possession or Control containing Confidential Information of Knight (provided that Braeburn may keep one (1) copy of such Confidential Information of Knight for archival purposes solely for the purpose of compliance with this Agreement).

11.4                        Survival.  In the event of the expiration or termination of this Agreement for any reason, the following provisions of this Agreement shall survive: Article 1; Sections 6.3(c); 6.4; 6.5; 8.1; 9.3 through 9.9; Articles 10 through 13; and any other terms which, by their nature, require or contemplate performance by the Parties after expiry or termination.  In any event, expiration or termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such expiration or termination.

11.5                        Sell-Off of Inventory.  Subject to the payment of all amounts due to Braeburn hereunder, upon expiration or termination of this Agreement, Knight shall be entitled to sell off or otherwise dispose of any of Knight’s inventory of Sublicensed Products existing on the date such expiration or termination is effective; provided, however, that, at Braeburn’s request, Knight shall promptly return to Braeburn all or any portion of such inventory of Sublicensed Products that has not been sold or used within [***] months following such expiration or termination and Braeburn shall reimburse Knight any Supply Price previously paid by Knight for such Sublicensed Products that are returned to Braeburn

12.                               DISPUTE RESOLUTION

12.1                        Arbitration.  Except as otherwise expressly provided herein, any dispute or claim arising out of or relating to this Agreement, or to the breach, termination, or validity of this Agreement, will be resolved as follows: each Party shall discuss the matter and make reasonable efforts to attempt to resolve the dispute.  If the Parties are unable to resolve the dispute, the chief executive officer of each Party, or their designees, will meet within [***] days of a request to attempt to resolve such dispute being made by a Party.  If the chief executive officers, or their designees, cannot resolve the dispute through good faith negotiations within [***] days after a Party requests such meeting, then the Parties shall resort to binding arbitration before a single arbitrator, in New York, New York, using the arbitration procedures set forth under the laws of the State of New York.  The decision of the arbitrator shall be final and not subject to appeal and the arbitrator may apportion the costs of the arbitration, including the reasonable fees and disbursements of the Parties, between or among the Parties in such manner as the arbitrator considers reasonable.  All matters in relation to the arbitration shall be kept confidential to the full extent permitted

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

by law, and no individual shall be appointed as an arbitrator unless he or she agrees in writing to be bound by this provision.

12.2                        Irreparable Harm.  Notwithstanding anything to the contrary in Section 12.1, if either Party in its sole judgment, acting reasonably, believes that any such dispute could cause it irreparable harm, such Party will be entitled to seek temporary equitable relief from a court of competent jurisdiction in order to avoid such irreparable harm during the pendency of the procedure set forth in Section 12.1.  For the avoidance of any doubt, nothing in this Article 12 shall preclude, interfere with or modify either Party’s rights under Article 11 above with respect to the termination of this Agreement.

13.                               OTHER PROVISIONS

13.1                        Withholding Tax.  Knight will make all payments to Braeburn under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by Applicable Law in effect at the time of payment.  Any tax required to be withheld on amounts payable by Knight under this Agreement will be timely paid by Knight on behalf of Braeburn to the appropriate Governmental Authority, and Knight will furnish Braeburn with the corresponding proof of payment of such tax, as may be required in order to enable Braeburn to request reimbursement or deduction of the withheld amount, or to otherwise comply with its duties.  Knight and Braeburn agree to cooperate to legally minimize and reduce such withholding taxes and provide any information or documentation required by any taxing authority.

13.2                        Further Assurances.  Upon request by either Party and at such Party’s expense, the other Party shall do such further acts and execute such additional agreements and instruments as may be reasonably necessary to give effect to the purposes of this Agreement.

13.3                        Independent Status.  Each Party’s legal relationship under this Agreement to the other Party shall be that of independent contractor, and not partners or joint venturers.

13.4                        Assignment.  This Agreement may not be, directly or indirectly, assigned or otherwise transferred, in whole or in part, by a Party to a Third Party without the prior written consent of the other Party; provided, however, that each Party may assign this Agreement to (a) any of its Affiliate or (b) in connection with its acquisition or the transfer or sale of all or substantially all of its assets or its business to which this Agreement relates, without such consent; provided, further, that the assigning Party shall promptly notify the other Party of any such assignment.  The rights and obligations contained herein shall inure to the benefit of each Party’s successors and permitted assigns, and shall be binding on and enforceable against the relevant Party’s successors and permitted assigns.  Any reference in this Agreement to any Party shall be construed accordingly. Any purported assignment not in accordance with this Agreement shall be void.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13.5                        Compliance with Applicable Law.  In connection with their activities under this Agreement, each Party shall comply with, and shall not be in violation of, any Applicable Laws.

13.6                        Force Majeure.  No Party shall be responsible for a failure or delay in performance of any of the obligations hereunder due to any fire, flood, earthquake, explosion, storm, blockage, embargo, war, acts of war (whether war be declared or not), terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, failure of public utilities or common carriers, act of God or act, omission or delay in acting by any Governmental Authority (such events being defined as “Force Majeure”), provided that the Party seeking relief from its obligations advises the other Party forthwith of the Force Majeure.  A Party whose performance of obligations has been delayed by Force Majeure shall use Commercially Reasonable Efforts to overcome the effect of the Force Majeure as soon as possible.  The other Party will have no right to demand indemnity for damage or assert a breach against such Party, provided, however, that if the event of Force Majeure preventing performance shall continue for more than [***] months and such underlying cause would not also prevent other parties from performing such obligations, then the Party not subject to the event of Force Majeure may terminate this Agreement with a written notice to the other without any liability hereunder, except the obligation to make payments due to such date and any obligations surviving under Section 11.4.

13.7                        Notices and Amendments.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand delivery as hereinafter provided.  Any such notice, if sent by fax or other means of electronic communication, shall be deemed to have been received on the day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below.  Notices of change of address shall also be governed by this Section 13.7.  Notices and other communications shall be addressed as follows:

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)                                 In the case of Braeburn:

Braeburn Pharmaceuticals, Inc.

47 Hulfish Street

Suite 441

Princeton, NJ 08542

United States

Attention: General Counsel

with copies (which shall not constitute notice) to:

notices@braeburnpharma.com

and

Hogan Lovells US LLP

100 International Drive

Suite 2000

Baltimore, MD 21202

United States

Attention:                                         Asher Rubin

Fax:                                                                       +1 410 659 2701

E-mail:                                                        asher.rubin@hoganlovells.com

(b)                                 In the case of Knight:

Knight Therapeutics Inc.

376 Victoria Avenue

Suite 220

Westmount, Quebec, H3Z 1C3

Canada

Attention:                                         Jeffrey Kadanoff

Fax:                                                                       +1 514 481 4116

E-mail:                                                        jkadanoff@gud-Knight.com

With a copy (which shall not constitute notice) to:

Davies Ward Phillips & Vineberg LLP

1501 McGill College Ave.

Suite 2600

Montreal, Quebec H3A 3N9

Canada

Attention:                                         Hillel W. Rosen

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Fax:                                                                       +1 514 841 6400

E-mail:                                                        hrosen@dwpv.com

13.8                        Complete Agreement.  This Agreement, together with the SDEA and any quality agreement entered into between the Parties with respect to Sublicensed Products, and all exhibits, schedules and other attachments hereto or thereto, embodies all of the understandings and obligations between the Parties with respect to the Sublicensed Products and supersedes any prior or contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof.  Any amendments or supplements to this Agreement shall not be valid unless executed in writing by duly authorized officers of both parties.

13.9                        Waiver.  No failure to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver thereof.  Any waiver granted hereunder shall only be applicable the specific acts covered thereby and shall not apply to any subsequent events, acts, or circumstances.

13.10                 Severability.  In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portion hereof shall remain in full force and effect.  If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

13.11                 Governing Law.  This Agreement all disputes arising out of or relating to this Agreement, or the performance, enforcement, breach or termination hereof or thereof, and any remedies relating thereto, shall be construed, governed by and interpreted in accordance with the laws of the State of New York without regard to any conflict of laws principle thereof that would result in the application of the laws of any other jurisdiction.

13.12                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same Agreement and shall become effective when a counterpart hereof has been signed by each of the Parties and delivered to the other Party.

13.13                 Time of Essence.  Time shall be of the essence of this Agreement and of each provision hereof.

13.14                 English Language.  At the request of the parties, this Agreement has been negotiated in the English language and will be or have been executed in the English language.  Les soussignes ont expressement demande que ce document et tous les documents annexes soient rediges en langue anglaise.

[Signature page follows]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Distribution and Sublicense Agreement to be signed by their duly authorized representatives as of the Effective Date.

BRAEBURN PHARMACEUTICALS, INC.		KNIGHT THERAPEUTICS INC.

By:	/s/ Behshad Sheldon	By:	/s/ Amal Khouri

Name:	Behshad Sheldon	Name:	Amal Khouri

Title:	President and CEO	Title:	VP, Business Development

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have caused this Distribution and Sublicense Agreement to be signed by their duly authorized representatives as of the Effective Date.

BRAEBURN PHARMACEUTICALS, INC.	KNIGHT THERAPEUTICS INC.

By:	By:

Name:	Name:

Title:	Title:

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE A

BRAEBURN MARKS

[To be provided separately]